Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the use of our reports dated February 22, 2006, February 8, 2007, with respect to the financial statements of Chyma Bulk Chemicals and Shipping S.A. included in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, ( File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of Ampal – American Israel Corporation, which appears in the Current Report on Form 8-K of Ampal – American Israel Corporation dated February 8, 2008.

Ernst & Young
Athens, Greece

February 8, 2008